CROMPTON CORPORATION

SUPPLEMENTAL SAVINGS PLAN

Effective January 1, 2005

TABLE OF CONTENTS

                                                                                                                                                                                            Page

ARTICLE I DEFINITIONS		1
1.1	"Account"	1
1.2	"Beneficiary"	1
1.3	"Board" or "Board of Directors"	1
1.4	"Bonus Deferral"	1
1.5	"Bonus Deferrals Account"	2
1.6	"CESP"	2
1.7	"Change in Control"	2
1.8	"Code"	2
1.9	"Committee"	2
1.10	"Compensation"	2
1.11	"Corporation"	2
1.12	"ESOP"	2
1.13	"Effective Date"	2
1.14	"Eligible Employee"	2
1.15	"Employee"	2
1.16	"Key Employee"	2
1.17	"Matching Contributions"	2
1.18	"Matching Contributions Account"	2
1.19	"Participant"	2
1.20	"Participating Employer"	2
1.21	"Plan"	3
1.22	"Plan Year"	3
1.23	"Qualified Plans"	3
1.24	"Rabbi Trust"	3
1.25	"Valuation Date"	3
1.26	"401(k) Contribution"	3
1.27	"401(k) Contribution Account"	3
1.28	"415 Limitation"	3
ARTICLE II PARTICIPATION		3
2.1	Eligible Class	3
2.2	Commencement of Participation	3
2.3	Participation	4
ARTICLE III PARTICIPANT CONTRIBUTIONS AND MAXIMUM AMOUNTS		4
3.1	401(k) Contributions	4
3.2	Bonus Deferral	4
3.3	Section 415 Limitations	5
3.4	Change in Compensation	5
3.5	[Suspension and Resumption of Contributions	5
3.6	Participant Contributions	5
ARTICLE IV MATCHING CONTRIBUTIONS		5
4.1	Section 415 Limitations for Matching Contributions	5
ARTICLE V INVESTMENT, VALUATION AND DISTRIBUTION OF ACCOUNTS		6
5.1	Investment of Accounts	6
5.2	Valuation of Accounts	6
5.3	Distribution of Accounts	6
5.4	Subsequent Election.	6
5.5	Involuntary Distributions	6
5.6	Change in Control	7
ARTICLE VI VESTING		7
ARTICLE VII ADMINSTRATION		7
ARTICLE VIII FUNDING		7
ARTICLE IX AMENDMENT AND TERMINATION		7
ARTICLE X GENERAL PROVISIONS		8
10.1	Payment to Minors and Incompetents	8
10.2	No Contract	8
10.3	Use of Masculine and Feminine; Singular and Plural	8
10.4	Non-Alienation of Benefits	8
10.5	Governing Law	8
10.6	Captions	8

PREAMBLE

Previously, Crompton Corporation (the "Corporation") established the Crompton Corporation Benefit Equalization Plan ("BEP") as a nonqualified defined contribution restoration plan.

The purpose of this Plan is threefold:

(a) to provide eligible employees with deferred compensation and benefits substantially equivalent to those they would have received under the Qualified Plans of the Company in which they participate, in the absence of certain limitations on contributions and benefits which are imposed by the Code; and

(b) to permit eligible employees to make pre-tax deferrals to this Plan instead of making after-tax contributions to the ESOP; and

(c) to obtain the tax benefits available under Section 409A of the Code.

It is intended that funds accumulated under this Plan will be used to provide benefits payable to the Employee upon his or her retirement, death, disability, or termination of employment.

Accounts under the Plan are intended to be invested under a Rabbi Trust, the corpus of which is available to the Corporation's creditors in the event of bankruptcy.

The Plan is hereby effective January 1, 2005.

ARTICLE I

DEFINITIONS

The following words and phrases when in the Plan shall have the following meanings, unless a different meaning is plainly required by the context:

1.1 "Account" means the credit balance of a Participant under the Plan represented by his or her 401(k) Contribution Account, Matching Contribution Account, and Bonus Deferrals Account, if applicable, and investment

1.2 "Beneficiary" means the person or persons designated by the Participant or former Participant to receive benefits under this Plan in the event of the Participant's death. If the Participant does not designate a Beneficiary under this Plan, the Beneficiary shall be the beneficiary designated by the Participant under the CESP or ESOP, whichever is applicable.

1.3 "Board" or "Board of Directors" means the Board of Directors of Crompton Corporation or of a Participating Employer, as the text shall indicate.

1.4 "Bonus Deferral" means a deferral of a Participant's Bonus made by a Participant pursuant to Section 3.2 of the Plan.

1.5 "Bonus Deferrals Account" means a Participant's interest in the Plan attributable to Bonus Deferrals.

1.6 "CESP" means the Crompton Employee Savings Plan.

1.7 "Change in Control" means a change in control as defined under Section 409A of the Code.

1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time and any regulations or other guidance issued thereunder. Reference to any section of the Code shall include any successor provision thereto.

1.9 "Committee" means the committee designated by the Corporation to administer the Plan in accordance with Section 8 of this Plan.

1.10 "Compensation" means the annual compensation that would otherwise be recognized under the Qualified Plan for salary deferral purposes without regard to the limit on pensionable compensation under Code Section 401(a)(17).

1.11 "Corporation" means Crompton Corporation, a Delaware corporation, or its successor or successors.

1.12 "ESOP" means the Crompton Corporation Employee Stock Ownership Plan.

1.13 "Effective Date" means January 1, 2005.

1.14 "Eligible Employee" means an Employee who is included in the eligible class described in Section 2.1.

1.15 "Employee" means any person employed on a regular full-time basis by a Participating Employer.

1.16 "Key Employee" means an individual who is considered a key employee under Sections 409A and 416 of the Code.

1.17 "Matching Contributions" means a credit made on behalf of a Participant as described in Section 4.2.

1.18 "Matching Contributions Account" means the Participant's interest in the Plan attributable to Matching Contributions.

1.19 "Participant" means an Eligible Employee who is participating in the Plan pursuant to Section 2.3.

1.20 "Participating Employer" means the Corporation or any subsidiary which has been authorized by the Board of Directors of the Corporation to participate in the Plan and has elected to do so.

1.21 "Plan" means the Crompton Corporation Supplemental Savings Plan as set forth in this document and as amended from time to time.

1.22 "Plan Year" means each calendar year.

1.23 "Qualified Plans" means the CESP and the ESOP only.

1.24 "Rabbi Trust" means a trust established by the Corporation for the accumulation and investment of 401(k) Contributions, Matching Contributions, and Bonus Deferrals, the terms of which are governed by a separate trust agreement.

1.25 "Valuation Date" means each business day, or such other dates established by the Committee.

1.26 "401(k) Contribution" means a salary reduction contribution made on behalf of a Participant pursuant to Section 3.1.

1.27 "401(k) Contribution Account" means a Participant's interest in the Plan attributable to 401(k) Contributions.

1.28 "401(k) Limitation" means the annual limit imposed by Section 402(g) of the Code on contributions which may be made by a Participant under the CESP.

ARTICLE II

PARTICIPATION

2.1 Eligible Class.

The persons listed on Attachment A hereto and any other persons designated by The Employee Benefits Committee.

2.2 Commencement of Participation. Each Eligible Employee shall become a Participant (or if his participation has terminated, shall again become a Participant) during the pay period coinciding with or next following the later of:

(a) the date such Participant first meets the requirements of Section 2.1; or

(b) the January 1 upon which such Participant first meets the requirements of Section 2.1 and has a valid Compensation deferral election in effect pursuant to Section 3.1.

2.3 Participation.

(a) Active participation shall end on the earlier of: (i) the Employee's termination of employment, or (ii) the later of the date no Matching Contributions are being made by the Participating Employer on the Participant's behalf or the date on which the Participant has no Compensation deferral election in effect under Section 3.2.

(b) Each Participant who is no longer receiving Matching Contributions or who does not have a Compensation deferral election in effect for a given calendar year pursuant to Section 3.2, but who has an Account which is not fully distributed, shall be an inactive Participant until his or her Account is fully distributed.

ARTICLE III

PARTICIPANT CONTRIBUTIONS AND MAXIMUM AMOUNTS

3.1 401(k) Contributions. A Participant may authorize a Participating Employer to defer a portion of his or her Compensation to the Plan under the rules and procedures established under this Article III.

Such Compensation deferral shall be known as a 401(k) Contribution. 401(k) Contributions are intended to be invested under a Rabbi Trust and remain part of the general assets of the Corporation.

Persons eligible under this Section 3.1 to make 401(k) Contributions may elect to contribute up to the maximum percentage of Compensation specified in the CESP for any calendar year. Participants who wish to defer Compensation to this Plan must first elect to defer up to the 401(k) Limitation to the CESP and such election under the CESP will be irrevocable for the calendar year.

(a) Written election of a Compensation deferral under this Section must be made by the Participant prior to the calendar year for which such Compensation is to be paid, provided, however, that for the initial year in which the Eligible Employee may participate in the Plan, such election must be made within 30 days after the Eligible Employee is first eligible to participate in the Plan. The deferral election is effective and must remain in effect for the entire calendar year.

(b) The Committee may establish other rules and procedures which shall govern the election of 401(k) Contributions under this Section. Such rules and procedures shall be binding upon all Participants.

3.2 Bonus Deferral. A Participant may authorize the Participating Employer to irrevocably defer part of or all of his or her Bonus to the Plan under the rules and procedures established under Article III. Such deferral is intended to be known as a Bonus Deferral. Bonus Deferrals are intended to be invested under a Rabbi Trust and be part of the general assets of the Corporation. Such a deferral election must be made by June 30 preceding the tax year in which the Bonus is paid. Notwithstanding the foregoing, bonuses paid in 2005 but earned in 2004 may be elected to be deferred to the Plan on or before December 31, 2004.

3.3 ESOP Contributions. In lieu of contributions to the ESOP, a Participant may authorize a Participating Employer to defer a portion of his or her Compensation to the Plan under the rules and procedures established under this Article III. Such Compensation deferral shall be known as a 401(k) Contribution.

Persons eligible under this Section 3.3 to make 401(k) Contributions may elect to contribute up to the maximum percentage of Compensation specified in the ESOP for any calendar year.

3.4 Change in Compensation. In the event of a change in the Compensation of a Participant, the percentage of Compensation that such Participant has authorized as a 401(k) Contribution shall be applied as soon as practicable with respect to such changed Compensation without action by the Participant.

3.5 Suspension and Resumption of Contributions. In the case of a hardship withdrawal under the CESP or ESOP, to the extent permitted under Section 409A of the Code, 401(k) Contributions hereunder shall automatically be suspended for six months. If eligible under Section 2.1, the Participant may resume 401(k) Contributions effective as of the first pay period following any subsequent January l.

3.6 Participant Contributions. At the end of each payroll period during which the Employee has a Compensation deferral election in effect pursuant to Section 3.1, Section 3.2, or Section 3.3, the elected amount of 401(k) Contributions and Bonus Deferrals will be deferred from the Participant's Compensation and invested as soon as practicable in accordance with the Participant's election under Section 5.1, and credited to such Participant's 401(k) Account or Bonus Deferral Account on the next Valuation Date.

ARTICLE IV

MATCHING CONTRIBUTIONS

4.1 Matching Contributions. A Matching Contribution which would otherwise have been made to the ESOP on behalf of a Participant shall be made to this Plan as a Matching Contribution with respect to monies deferred pursuant to Section 3.3.

4.2 Crediting Matching Contributions. The amount of Matching Contributions credited to a Participant will invested as soon as practicable in accordance with the Participant's election under Section 5.1, and credited to such Participant's Matching Contribution Account on the next Valuation Date.

ARTICLE V

INVESTMENT, VALUATION AND DISTRIBUTION OF ACCOUNTS

5.1 Investment of Accounts. A Participant's Account shall be invested at the Participant's election in 1% increments in one or more investment funds offered under the Plan. The terms, conditions and procedures under which a Participant may elect to invest his or her Account hereunder shall be specified by the Committee, in its sole discretion, from time to time. Investment income or losses credited to such account shall reflect the actual experience of the funds in which the Participant's Account is invested. During the absence of a valid election by a Participant in this Plan, the contributions made by or on behalf of any Participant pursuant to this Plan shall be credited to the fund with the least investment risk.

5.2 Valuation of Accounts. A Participant's Account shall be valued as of each Valuation Date under procedures established by the Committee.

5.3 Distribution of Accounts. A Participant's vested Account shall only be distributable to the Participant (or his or her Beneficiary in the case of the Participant's death) in cash or in kind after the Participant terminates employment with the Corporation and any subsidiary or affiliate thereof. Upon initial participation in the Plan or any valid subsequent election, the Participant shall make a written election concerning the form of payment for his or her Account. Payment shall be made as elected by the Participant following the earlier of: termination of employment (six months after termination in the case of a Key Employee), death or disability. Forms of payment available under the Plan are:

(a) A full lump sum;

(b) Five annual installments (of roughly equal amounts); and

(c) Ten annual installments (of roughly equal amounts).

5.4 Subsequent Election. A Participant may change his or her initial election of the manner of payment so long as such election is made (i) at least 12 months prior to the date it is to be effective, (ii) at least 12 months prior to the date any payment would be made under the Plan, and (ii) such subsequent election defers payment for at least 5 years after the initial date payment would otherwise be made. These restrictions will not apply in the case of any distribution due to disability or death.

5.5 Involuntary Distributions. Notwithstanding the foregoing provisions of this Article V, the Committee shall distribute to any Participant (or to a designated beneficiary in the event of the Participant's death) all of the Participant's Account balance in a single lump payment following termination of employment if the Account balance does not exceed $10,000.

5.6 Change in Control. Upon the occurrence of a Change in Control, all amounts held in the Accounts of Participants in the Plan shall be distributed as soon as practicable to such Participants in a lump sum.

ARTICLE VI

VESTING

Subject to Article IX, a Participant has a nonforfeitable interest in his or her Account, except the Matching Contribution Account, under this Plan at all times. A Participant shall have a vested interest in the Matching Contribution Account in the same percentage as set forth in the ESOP for matching contributions.

ARTICLE VII

ADMINISTRATION

This Plan shall be administered by the Corporation through the Committee in a manner consistent with the administration of the CESP as set forth in the CESP, except as specifically provided herein.

The Committee shall have full discretion to interpret and administer this Plan and its decision in any matter involving the interpretation and application of this Plan shall be final and binding on all parties.

ARTICLE VIII

FUNDING

This Plan will be unfunded. Benefits under this Plan will be paid from the general assets of the Participating Employers and from Corporation-held assets intended to be held under the Rabbi Trust. The rights of a Participant or Beneficiary shall be those of an unsecured creditor of the Corporation and the Participating Employers.

ARTICLE IX

AMENDMENT AND TERMINATION

The Corporation reserves the right to amend, modify, suspend or terminate this Plan in whole or in part at any time by action of its Board or the Board's duly appointed delegate. No amendment shall reduce the Account credited to a Participant under this Plan as of the amendment date, except to the extent that the Participant agrees in writing to such reduction. Notwithstanding the foregoing, except in the event of a Change in Control, no such termination shall accelerate the payment of amounts under the Plan.

ARTICLE X

GENERAL PROVISIONS

10.1 Payment to Minors and Incompetents. If any Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, payment will be made to such person or institution as the Committee may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the Plan.

10.2 No Contract. This Plan shall not be deemed a contract of employment with any Participant, nor shall any provision of the Plan affect the right of the Corporation or any Participating Employer to terminate a Participant's employment.

10.3 Use of Masculine and Feminine; Singular and Plural. Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

10.4 Non-Alienation of Benefits. No amount payable to, or held under the Plan for the account of, any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the Plan for the account of, any Participant be in any manner liable for his or her debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach.

10.5 Governing Law. The provisions of the Plan shall be interpreted, construed, and administered in accordance with the laws of the State of Connecticut.

10.6 Captions. The captions contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of the Plan nor in any way affect the construction of any provision of the Plan.

IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by its duly qualified offerer as of the __________ day of ______________, 2005.

CROMPTON CORPORATION

By:

Its

CROMPTON CORPORATION SUPPLEMENTAL SAVINGS PLAN

SCHEDULE A

Effective for Plan year 2005, eligibility for participation in the Supplemental Savings Plan will be limited to the position of Chief Executive Officer (CEO) and those highly compensated positions that report to the CEO.